Execution Version

EXECUTIVE VICE-CHAIRMAN AGREEMENT

This EXECUTIVE VICE-CHAIRMAN AGREEMENT (this “Agreement”), is made as of May 23, 2008 (the “Effective Date”) by and between TOUSA, Inc., a Delaware corporation, its successor and assigns, including but not limited to any reorganized entity (the “Company”), and Antonio B. Mon (“Executive”).

WHEREAS, Executive is currently the Company’s Chief Executive Officer, President and Executive Vice-Chairman of the Company’s board of directors (the “Board”);

WHEREAS, Executive is party to an employment agreement by and between the parties, dated as of July 26, 2003 (as amended or otherwise restated from time to time, the “Employment Agreement”); and

WHEREAS, the Company desires that, during the thirty (30) day period beginning on the Effective Date (the “Transition Period”), Executive will transition from his service as the Company’s Chief Executive Officer and President and, so long as he continues to serve as a member of the Board, will remain solely as Executive Vice-Chairman of the Board, and Executive agrees to such transition.

NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, the Company and Executive hereby agree as follows:

1. Term. This Agreement will continue in effect until the earliest of (i) December 31, 2008, (ii) the effective date of the Company’s plan of reorganization (“Plan of Reorganization”) submitted in connection with the Company’s and its subsidiaries chapter 11 cases (the “Chapter 11 Cases”) and (iii) thirty (30) days following the delivery of written notice from either party to the other party of his or its intention to terminate the Agreement (the “Term”). Termination of this Agreement, by the Company or by Executive, whether pursuant to this Section or otherwise, shall not (a) preclude Executive from continuing to serve as a member of the Board, (b) affect the Company’s obligations pursuant to Section 4 hereof with respect to any earned but unpaid Base Pay or expenses appropriately incurred by Executive prior to the date of such termination, (c) affect the Company’s obligations pursuant to Section 13 hereof or (d) affect Executive’s obligations pursuant to Section 5 hereof.

2. Transition Period. During the Transition Period, Executive will continue to serve as the Company’s Chief Executive Officer, President and Executive Vice-Chairman of the Board on a basis substantially similar to that in effect immediately prior to the Effective Date. Effective upon the expiration of the Transition Period, Executive will, without the need for notice or additional documentation by either party, automatically resign (and will be deemed to have resigned) from all positions with the Company and its subsidiaries other than that of Executive Vice-Chairman of the Board.

3. Engagement. During the balance of the Term commencing after the expiration of the Transition Period (the “Vice-Chairman Term”), the Company shall engage Executive to serve as Executive Vice-Chairman of the Board and Executive agrees to serve in such capacity during the Term, all on the terms and subject to the conditions set forth below. In such capacity, Executive shall (i) coordinate the Board’s interactions with the Company’s management team, (ii) lead Board meetings, (iii) be available to the Company’s management team as an ongoing expert on relevant industry trends, market dynamics and competition, (iv) provide insight to the management team on industry developments and the impact of any significant changes in market conditions on forward forecast assumptions, (v) be available for high-level support of third-party due diligence (primarily relating to market assumptions), (vi) be available for consultation with the Company’s management team on business matters in instances where historical and institutional knowledge may be valuable, (vii) support the Company’s employees on an as-needed basis in restructuring negotiations, meetings and development of the Plan of Reorganization, (viii) be available for potential testimony on an as-needed basis relating to alleged claims and litigation matters, including any issues relating to the Company’s Transeastern joint venture and any issues arising in connection with the Chapter 11 Cases and (ix) sign the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2007 and related documents.

4. Compensation, Other Benefits and Expense.

(a) During the Term, Executive shall be (i) paid an annual amount (the “Base Pay”) of $300,000.00 for services to be rendered hereunder, to be paid twice monthly in accordance with the Company’s normal payroll practices, (ii) entitled to continuation of Executive’s health insurance coverage at the same level of benefits and rate of contribution as in effect immediately prior to the Effective Date, (iii) entitled to the use of an office at the Company’s headquarters in Hollywood, FL including full access to Company equipment, supplies, secretarial staff and other office personnel and (iv) entitled to the same monthly automobile allowance as that in effect immediately prior to the Effective Date and, subject to Bankruptcy Court approval, the ability to purchase the automobile leased as of the Effective Date at a price equal to its fair market value. Except as set forth herein, Executive shall not be eligible to participate in any other plans, programs or arrangements of the Company or its subsidiaries.

(b) The Company shall reimburse Executive for reasonable, documented expenses incurred in connection with rendering services hereunder in accordance with policies adopted by the Company from time to time.

5. Confidentiality, Nondisclosure, Noncompetition and Nondisparagement Agreement.

(a) Confidential Information and Nondisclosure. During the course of Executive’s employment with the Company prior to and after the Effective Date, Executive has learned and will continue to learn of Confidential Information, as defined below, and Executive may have developed and may continue to develop Confidential Information on behalf of the Company. Executive will comply with the policies and procedures of the Company and its affiliates for protecting Confidential Information, and Executive agrees that he will not use or disclose to any person (except as required by applicable law or for the proper performance of Executive’s regular duties and responsibilities for the Company) any Confidential Information obtained by Executive incident to Executive’s employment or any other association with the Company or any of its affiliates. Executive understands that this restriction will continue to apply after Executive’s employment terminates, regardless of the reason for such termination. “Confidential Information” means any and all information of the Company and its affiliates that is not generally available to the public. Confidential Information also includes any information received by the Company or any of its affiliates from any person with any understanding, express or implied, that it will not be disclosed. Confidential Information does not include information that enters the public domain, other than through Executive’s breach of his obligations under this Agreement.

(b) Protection of Documents. All documents, records and files, in any media of whatever kind and description, relating to the business, present or otherwise, of the Company or any of its affiliates, and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by Executive will be the sole and exclusive property of the Company. Executive agrees to safeguard all Documents and to surrender to the Company, at the time Executive’s employment terminates or at such earlier time or times as the Board or its designee may specify, all Documents then in Executive’s possession or control.

(c) Noncompetition.

(1) Executive acknowledges that in his employment with the Company prior to and after the Effective Date, (i) he has had and will continue to have access to trade secrets and other Confidential Information of the Company and its affiliates, which, if disclosed, would unfairly and inappropriately assist in competition against the Company or any of its affiliates; (ii) in the course of his employment by a competitor during the Restricted Period (as defined below), he would inevitably use or disclose such trade secrets and Confidential Information; (iii) he has received specialized training from the Company and its affiliates; and (iv) he has generated and will continue to generate goodwill for the Company and its affiliates in the course of his employment. Therefore, in consideration of Executive’s continued employment with the Company and of the compensation and benefits provided to Executive under this Agreement, including but not limited to those set forth in Section 5(c), Executive agrees that the following restrictions on his activities during and potentially after his employment are necessary, appropriate and reasonable to protect the goodwill, Confidential Information and other legitimate interests of the Company and its affiliates from unfair and inappropriate competition. Executive agrees that during the six-month period following the completion of the Transition Period (the “Restricted Period”), Executive will not directly or indirectly, individually or in concert with others, participate in the operations or management of any business engaged in building residential homes in (i) any county where the Company conducts business as of the Effective Date or (ii) any county adjacent to any such county.

(2) Notwithstanding the foregoing, nothing contained in this Section 5(c) shall prevent Executive from:

(i) Holding or owning (directly or indirectly) for investment, or advising other parties regarding investments in, any class of equity or debt securities of a company engaged in building residential homes so long as Executive has provided prior notice to the Company’s Chief Executive Officer, describing in reasonable detail any such investment and/or advisory activities. If the Company believes that Executive’s investment and/or advisory activities are in violation of this provision, the Company will have five (5) business days after such notice is provided by Executive to object and must submit the matter to an independent, third party arbitrator for resolution. If the Company fails to object within five (5) business days after notice is provided by Executive, the Company will be deemed to have waived any and all objections to Executive’s investment and/or advisory activities that are described in the notice. Notwithstanding any of the forgoing, Executive shall not provide any such advice to any person or entity with respect to any transaction involving the Company; or

(ii) Accepting employment with or working at the direction of any private investment fund, including but not limited to private equity and hedge funds, so long as Executive has provided prior notice to the Company’s Chief Executive Officer describing in reasonable detail any such employment. If the Company believes that Executive’s employment with another party is in violation of this provision, the Company will have five (5) business days after notice is provided by Executive to object and must submit the matter to an independent, third party arbitrator for resolution. If the Company fails to object within five (5) business days after notice is provided by Executive, the Company will be deemed to have waived any and all objections to Executive’s employment that is described in the notice.

(3) For the avoidance of doubt, Executive shall at all times be bound by the obligations and covenants of Section 5(a).

(4) Sections 5(c)(1) and 5(c)(2) will cease to be effective immediately upon the termination of this Agreement by the Company as provided in Section 1 above.

(4) Section 11 of the Employment Agreement is hereby superseded in its entirety by the provisions of this Section 5(c).

(d) Nondisparagement.

(1) Executive agrees not to make any public statement that is intended to or could reasonably be expected to disparage the Company or its affiliates or any of their products, services, shareholders, directors, officers or employees and the Company agrees that it shall not make any public statement that is intended to or could reasonably be expected to disparage Executive. During the Term, Executive acknowledges and agrees not to submit any written statement of disagreement with the Company’s operations, policies or practices which would require disclosure in a Current Report on Form 8-K, unless any such written statement is required by applicable law. Notwithstanding any other provision of this Agreement, the Company’s and the Executive’s obligations under this Section 5(d)(1) will survive the expiration or termination of this Agreement by any party for any reason.

(2) During the Restricted Period, Executive agrees not to induce or attempt to influence any employee, customer, independent contractor or supplier of the Company or any of its affiliates to terminate his/her or its employment or any other relationship with the Company or any of its affiliates.

(e) Injunction. The parties hereto agree that the Company would suffer irreparable harm from a breach by Executive of any of the covenants or agreements contained in this Section 5. In the event of an alleged or threatened breach by Executive of any of the provisions of this Section 5, except for Section 5(c)(2)(ii), the Company or its respective successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

6. Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

If to Executive:

Antonio B. Mon

3200 North Ocean Blvd., #1109

Ft Lauderdale, FL 33308

Telephone Number: (954) 568-4346 and (954) 232-7776

Facsimile Number: (954) 364-4010

With a copy to:

James D. Wareham, Esq.
Paul, Hastings, Janofsky & Walker LLP
875 15th Street, NW
Washington, DC 20005
Telephone Number: (202) 551-1728
Facsimile Number: (202) 551-0128

If to Company:

TOUSA

4000 Hollywood Blvd., Suite 500-N

Hollywood, FL 33021

Attn: Chief Financial Officer

Telephone Number: (954) 364-4000

Facsimile Number: (954) 364-4010

7. Entire Agreement. This Agreement is expressly binding in accordance with its terms (a) contains the complete and entire understanding and agreement of Executive, and the Company with respect to the subject matter hereof; and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of Executive in connection with the subject matter hereof, including, without limitation, the Employment Agreement.

8. Tax Withholding. All payments made by the Company under this Agreement will be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

9. Modification or Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive. No course of dealing between the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Executive in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Executive of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

10. Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

11. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

12. Executive’s Representations. Executive represents and warrants to the Company that (i) his execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, (ii) he is not a party to or bound by any employment agreement, non-competition agreement or confidentiality agreement with any other person or entity that would prevent him from performing under this Agreement and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of him, enforceable in accordance with its terms. Executive acknowledges and agrees that he shall not be entitled to any termination or severance pay, damages or any other payments (other than the payment of accrued base salary and vacation) in connection with the termination of either the Employment Agreement or this Agreement.

13. Company Covenant. During the Term, the Company will provide indemnification to the Executive in his capacity as a member of the Board to the same extent as provided to other members of the Board and the Company will attempt in good faith to provide Executive in the Plan of Reorganization with the same indemnification rights as are provided to other members of the Board under the Plan of Reorganization. Notwithstanding any other provision of this Agreement, the Company’s obligation under this Section 13 will survive the expiration or termination of this Agreement by either party for any reason.

14. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same agreement.

15. No Waiver of Pre-Petition Claims. The parties agree that this Agreement may not be construed or interpreted as a waiver by Executive of any outstanding or unliquidated claims Executive may have against the Company that arose under the Employment Agreement prior to the Company’s filing for relief under Chapter 11 of the Bankruptcy Code.

16. Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

17. MUTUAL WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

18. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

* * * * *

IN WITNESS WHEREOF, Executive and the Company have caused this Agreement to be duly executed and delivered on the date and year first above written.

TOUSA, INC.

By:

Name: Larry D. Horner
Title:	Lead Director

Antonio B. Mon